United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 27, 2023

Date of Report (Date of earliest event reported)

SPI Energy Co., Ltd.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-37678	20-4956638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4803 Urbani Ave. McClellan Park, CA	95652
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 919-8000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Share	SPI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 27, 2023, SPI Energy Co., Ltd. (the “Company”) entered into a convertible promissory note purchase agreement (each, a “Purchase Agreement”) with each of Palo Alto Clean Tech Holding Limited, a British Virgin Islands exempted company which is owned and controlled by Xiaofeng Peng, the Chairman and Chief Executive Officer of the Company, Hoong Khoeng Cheong, a Director and Chief Operating Officer of the Company, and Janet Jie Chen, the Chief Financial Officer of the Company (each referred to as a “Purchaser” and collectively as the “Purchasers”). Pursuant to the terms of each Purchase Agreement, the Company agreed to issue, and each Purchaser agreed to purchase, a convertible note (each referred to as a “Convertible Note” and collectively as the “Convertible Notes”), in the principal amount of US$2,100,000, US$50,000, US$50,000, respectively. The closing of the sale and purchase of the Convertible Notes shall take place no later than 120 days after the date each Purchase Agreement was entered into, subject to the satisfaction of standard closing conditions.

Each Convertible Note will mature on the first anniversary of its issuance date, will be convertible at the option of the Purchaser into the Company’s ordinary shares at a conversion price per share of $1.10 and will bear a 5% annual interest rate. Under the terms of each Purchase Agreement, the Company granted to each Purchaser an option, until the fifth (5th) anniversary of the maturity date of each Convertible Note, to purchase from the Company an additional convertible promissory note, which would be of the same principal amount, at the same conversion price and subject to the identical conditions specified in each Purchase Agreement.

The Company’s ordinary shares issuable upon conversion of each Convertible Note are subject to contractual six-month lock-up period following issuance.

The foregoing summary of the terms and conditions of each Purchase Agreement and Convertible Note does not purport to be complete and is qualified in its entirety by reference to the full text of each Purchase Agreement and form of Convertible Note attached hereto as Exhibits 10.1, 10.2 and 10.3, which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the terms of each Purchase Agreement discussed in Item 1.01 and subject to the conditions therein, the Company agreed to issue the Convertible Notes.

The proposed issuance of the Convertible Notes and the ordinary shares issuable upon conversion thereof is exempt from registration upon reliance of Regulation S promulgated under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Convertible Promissory Note Purchase Agreement by and between SPI Energy Co., Ltd. and Palo Alto Clean Tech Holding Limited dated November 27, 2023, including form of Convertible Note.

10.2	Convertible Promissory Note Purchase Agreement by and between SPI Energy Co., Ltd. and Hoong Khoeng Cheong dated November 27, 2023, including form of Convertible Note.

10.3	Convertible Promissory Note Purchase Agreement by and between SPI Energy Co., Ltd. and Janet Jie Chen dated November 27, 2023, including form of Convertible Note.

104	Cover page interactive data file (embedded within the iXBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPI ENERGY CO., LTD.

November 29, 2023	By:	/s/ Xiaofeng Peng
Xiaofeng Peng
Chief Executive Officer

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